UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2023

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2023, CEL-SCI Corporation (the “Company”) entered into an Underwriting Agreement with ThinkEquity, LLC as Representative of the several underwriters, pursuant to which the Company agreed to issue and sell 2,500,000 shares of common stock at a public offering price of $2.00 per share. The Company expects to receive approximately $4,500,000 in net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses. The shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-265995) which was declared effective by the Securities Exchange Commission (the “SEC”) on July 15, 2022, the base prospectus included therein, as amended and supplemented by the prospectus supplement dated July 17, 2023. The Offering is expected to close on or about July 20, 2023, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering to fund the continued development of Multikine and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination and other provisions customary for transactions of this nature.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement which is attached to this report as Exhibit 1.1.

Item 8.01 Other Events.

On July 17, 2023, the Company issued a press release announcing that it had priced the Offering, which press release is filed as Exhibit 99.1 to this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, which may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond the Company’s control, include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on December 27, 2022 and in the Company’s other filings with the SEC, including, without limitation, its reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of July 17, 2023, by and between CEL-SCI Corporation and ThinkEquity, LLC, as a Representative of the Several Underwriters
5	Opinion of Hart & Hart, LLC
23	Consent of Hart & Hart, LLC
99.1	Press Release dated July 17, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

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